Exhibit 10.3

RigNet, Inc.

Incentive Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is made and entered into as of [DATE] by and between RigNet, Inc., a Delaware corporation (the “Company”) and [EMPLOYEE NAME] (the “Participant”).

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

1.    Grant of Option.

1.1    Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2010 Omnibus Incentive Plan, as amended (the “Plan”). The Option is intended to be an Incentive Stock Option (“ISO”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”), although the Company makes no representation or guarantee that the Option will qualify as an ISO. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options (“NQSO”).

1.2    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.    Exercise Period; Vesting.

2.1    Vesting Schedule. The Option will become vested and exercisable with respect to [NUMBER] shares on [VESTING SCHEDULE] until the Option is 100% vested. The unvested portion of the Option will not be exercisable on or after the termination of the Participant’s employment with the Company.

2.2    Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.    Termination of Employment.

3.1    Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s employment with the Company is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant’s employment with the Company or (b) the Expiration Date. Except as set forth in Section 8 below, the portion of the Option that was not exercisable on the date of the termination of the Participant’s employment with the Company shall be forfeited and become null and void immediately upon cessation.

3.2    Termination for Cause. If the Participant’s employment with the Company is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3    Termination due to Disability. If the Participant’s employment with the Company terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date 12 months following the termination of the Participant’s employment with the Company or (b) the Expiration Date. The portion of the Option that was not exercisable on the date of the termination of the Participant’s employment with the Company shall be forfeited and become null and void immediately upon cessation.

3.4    Termination due to Death. If the Participant’s employment with the Company terminates as a result of the Participant’s death, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of: (a) the date 12 months following the termination of the Participant’s employment with the Company or (b) the Expiration Date. The portion of the Option that was not exercisable on the date of the termination of the Participant’s employment with the Company shall be forfeited and become null and void immediately upon cessation

4.    Manner of Exercise.

4.1    Election to Exercise. To exercise the Option, the Participant or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be shall deliver to the Company a fully completed and executed notice of exercise (“Notice of Exercise”), in such form as may be designated by the Company in its sole discretion, which shall set forth, inter alia:

(a)    the Participant’s election to exercise the Option;

(b)    the number of shares of Common Stock being purchased;

(c)    any restrictions imposed on the shares; and

(d)    any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2    Payment of Exercise Price. The Exercise Price for the shares of Common Stock to be acquired on exercise of the Option shall be payable in full at the time of exercise in accordance with the provisions of the Plan, as amended from time to time, plus an amount sufficient to satisfy any tax withholding obligations of the Company that arise in connection with such exercise (as determined by the Company) in accordance with the provisions of the Plan pertaining to the methods of exercise.

4.3    Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.    No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6.    Legend. Participant consents to the placing on the certificate for any Option Shares of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

7.    Capital Adjustments and Reorganizations. The existence of the Option shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

8.    Corporate Change.

8.1    Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

“Cause” is defined as any of the following: (i) the Participant’s plea of guilty or nolo contendre, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act by the Participant of fraud or dishonesty with respect to any aspect of Company’s business including, but not limited to, falsification of Company records; (iii) Participant’s failure to perform his duties (other than by reason of an illness or a disability); (iv) Participant’s engagement in misconduct that is materially injurious to the Company (monetarily or otherwise); (v) Participant’s breach any confidentiality, noncompetition or non-solicitation obligations to the Company; Participant’s commencement of employment with an unrelated employer; (vii) material violation by Participant of any of the Company’s written policies, including but not limited to any harassment and/or non-discrimination policies; (viii) Participant’s gross negligence in the performance of his or her duties.

“ Good Reason ” means (i) a material adverse change in Participant’s position, authority, duties or responsibilities, (ii) a reduction in the Participant’s base salary or the taking of any action by the Company that would materially reduce the Participant’s target bonus opportunities, (iii) a diminution of the Participant’s employee benefits (including but not limited to medical, dental, life insurance and long-term disability plans) or (iv) the relocation of the principal executive offices by more than 50 miles from where such offices are located

8.2    If a Corporate Change occurs, as defined in the Plan, and the Participant’s Continuous Service is terminated by the Company without Cause or by the Participant for Good Reason within 12 months following the Corporate Change, 100% of the shares subject to the Option shall become immediately vested and exercisable and Participant may exercise these vested Options, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date of the Option.

9.    Covenant Not To Compete; Solicit or Disclose Confidential Information.

9.1    Participant acknowledges that he or she is in possession of and has access to confidential information, including material relating to the business, products and/or services of the Company and that he or she will continue to have such possession and access during employment by the Company. The Participant also acknowledges that the Company’s business, products and services are highly specialized and that it is essential that they be protected, and, accordingly, the Participant agrees that as partial consideration for the Options granted herein that should the Participant engage in any “Detrimental Activity,” as defined below, at any time during his or her employment or during a period of one year following his or her termination, the Company shall be entitled to: (i) recover from the Participant the value of any portion of the Options that has been paid; (ii) seek injunctive relief against Participant pursuant to the provisions of subsection (c) below; (iii) recover all damages, court costs, and attorneys’ fees incurred by the Company in enforcing the provisions of this Agreement, and (iv) set-off any such sums to which the Company is entitled hereunder against any such sum which may be owed to the Participant by the Company.

9.2    “Detrimental Activity” for the purposes hereof, other than with respect to involuntary termination without Cause, termination in connection with or as a result of a Corporate Change (as defined by the Plan), or termination following a reduction in job responsibilities, shall include: (i) rendering services for any person or organization, or engaging directly or indirectly in any business, which is or becomes competitive with the Company or any Affiliate; (ii) disclosing to anyone outside the Company or any subsidiary, or using in, other than the Company’s or any Affiliate’s business, without prior written authorization from the Company or any Affiliate, any confidential information including material relating to the business, products, or services of the Company or any Affiliate, acquired by the Participant during employment with the Company or any Affiliate; (iii) soliciting, interfering, inducing, or attempting to cause any employee of the Company or any Affiliate to leave his or her employment, whether done on Participant’s own account or on account of any person, organization, or business which is or becomes competitive with the Company or any Affiliate, or (iv) directly or indirectly soliciting the trade or business of any customer of the Company or any Affiliate. “Detrimental Activity” for the purposes hereof with respect to involuntary termination without Cause, termination in connection with or as a result of a Corporate Change, or termination following a reduction in job responsibilities, shall include only part (ii) of the preceding sentence.

9.3    Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Participant agrees that the foregoing covenants may be enforced by the Company in the event of breach by him/her by injunction relief and restraining order, without the necessity of posting a bond, and that such enforcement shall not be the Company’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company.

9.4    The covenants and provisions of this Section 9 are severable and separate, and the unenforceability of any specific covenant or provision shall not affect the enforceability of any other covenant or provision. Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope or time set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the panel or court deems reasonable, and this Agreement shall thereby be reformed.

9.5    Each of the covenants in this Section 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants or provisions.

10.    Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

11.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

12.    Qualification as an Incentive Stock Option. It is understood that this Option is intended to qualify as an ISO as defined in Section 422 of the Code to the extent permitted under Applicable Law. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which ISO treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an ISO within the meaning of the Code.

13.    Disqualifying Disposition. If the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

14.    Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

15.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

16.    Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

17.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

18.    Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

20.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

21.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

22.    No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

23.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but all of which taken together shall constitute one and the same instrument.

24.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

25.    Recoupment. If the Participant is subject to the Company’s clawback policy, the Participant agrees that the Option award is subject to the terms of such clawback policy, as may be amended from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[COMPANY NAME]

By

Name:
Title:

[EMPLOYEE NAME]

By

Name: